Exhibit 99.1
International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contacts:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
514-856-3855	908-927-0617
877-281-6642 (toll free)

VALEANT ANNOUNCES SECOND-QUARTER 2017 RESULTS

•	Second-Quarter 2017 Financial Results

◦	Revenues of $2.233 Billion

◦	GAAP Net Loss of $38 Million

◦	Adjusted Net Income (non-GAAP) of $362 Million

◦	Year-to-Date GAAP Cash Flow from Operations of $1.222 Billion

•	Adjusted EBITDA (non-GAAP) Sequential Increase of 10% to $951 Million

•	Delivered Strong Organic Growth[1] (non-GAAP) in Bausch + Lomb/International Segment and Salix Business

•	Expects to Exceed $5 Billion Debt Reduction Commitment Early

•	Updates 2017 Full-Year Revenue Guidance Range and Maintains 2017 Full-Year Adjusted EBITDA (non-GAAP) Guidance

LAVAL, Quebec, Aug. 8, 2017 - Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company” or “we”) today announced its second-quarter 2017 financial results.

“The investments we are making in our core business are delivering results,” said Joseph C. Papa, chairman and chief executive officer, Valeant. “The Bausch + Lomb/International segment and Salix business, which together represented 73 percent of our revenue in the quarter, delivered strong organic growth1, and we are continuing to reduce debt and resolve legacy issues.”

“Additionally, we confirm that we are maintaining our 2017 full-year Adjusted EBITDA guidance range despite the impact of divestitures we’ve made this year,” added Mr. Papa.

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1 Organic growth, a non-GAAP metric, is defined as an increase on a year-over-year basis in revenues on a constant currency basis (if applicable) excluding the impact of divestitures and discontinuations.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Company Highlights

Strengthening the Balance Sheet

•	Completed sale of Dendreon Pharmaceuticals LLC and used net proceeds to pay down $811 million of senior secured term loans

•
Announced that Valeant will redeem the remaining $500 million aggregate principal amount of our outstanding 6.75% Senior Notes due 2018, using cash on hand, on Aug. 15, 2017. Upon redemption, the Company expects to:

◦	Have reduced total debt by more than $4.8 billion since the end of the first quarter of 2016

◦	Have no debt maturities and no mandatory amortization requirements until 2020

•
Announced agreements to sell iNova Pharmaceuticals and Obagi Medical Products businesses for $930 million and $190 million in cash, respectively; both remain on track to close in the second half of 2017

•	Generated $268 million and $1.222 billion in cash flow from operations in the second quarter and for the six months that ended June 30, 2017, respectively

•	Delivered GAAP net loss of $38 million and Adjusted EBITDA (non-GAAP) of $951 million

•	Achieving positive outcomes in resolving and managing litigation and investigations, including settling the Salix securities class action litigation

•	Expects to exceed commitment to pay down $5 billion in debt from divestiture proceeds and free cash flow before February 2018

Executing on Core Businesses

•	Grew revenue in the Salix business by 13% compared to the second quarter of 2016 and organically grew[1] revenue in the Salix business by 16% compared to the second quarter of 2016

◦	XIFAXAN® (rifaximin) revenues rose by 16% compared to the second quarter of 2016

◦	Strong XIFAXAN® growth, with prescriptions up 6% sequentially and 2% versus the second quarter of 2016, and extended Rx unit volume up 4% versus second quarter of 2016

◦	APRISO® (mesalamine) prescriptions grew by 7% compared to the second quarter of 2016

◦	RELISTOR® (methylnaltrexone bromide) prescriptions grew by 33% compared to the second quarter of 2016

•
Revenue of the Bausch + Lomb/International segment decreased by 3% compared to the second quarter of 2016; however, the segment revenue increased organically[1] by approximately 6% compared to the second quarter of 2016

◦
Grew revenue in the Bausch + Lomb business in China by 4% compared to the second quarter of 2016 despite currency headwinds and organically grew[1] revenue in this business by 9%, compared to the second quarter of 2016, driven by volume

•	Advanced Bausch + Lomb business

◦	Introduced Bausch + Lomb AQUALOX® bi-weekly contact lenses in Japan in June

◦	Introduced Bausch + Lomb renu® Advanced Formula multi-purpose contact lens solution

◦
Received filing acceptance from the U.S. Food and Drug Administration (FDA) for the New Drug Application (NDA) for Luminesse™[2] (brimonidine tartrate ophthalmic solution, 0.025%) with a PDUFA action date of Dec. 27, 2017

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2 Provisional name

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

◦	Received FDA 510(k) clearances for Vitesse™ and Stellaris Elite™ Vision Enhancement System

•	Continued to focus on stabilizing the dermatology business

◦	Launched SILIQ™ (brodalumab) injection in July as the lowest-priced injectable biologic for moderate-to-severe plaque psoriasis in the United States

◦	Rebranded the business as Ortho Dermatologics in July

•	Received FDA filing acceptance for the NDA for PLENVU®[2] (NER1006), a novel, low volume polyethylene glycol-based bowel preparation for colonoscopies

Second-Quarter Revenue Performance
Total revenues were $2.233 billion for the second quarter of 2017, as compared to $2.420 billion in the second quarter of 2016, a decrease of $187 million, or 8%. The decrease was primarily driven by decreases in volume and price in our U.S. Diversified Products segment, attributed to the previously reported loss of exclusivity for a basket of products, and the dermatology business. The decline also reflects the unfavorable impact of divestitures and discontinuations, primarily the skincare divestiture within the Bausch + Lomb/International segment.3

Revenues by segment for the second quarter of 2017 were as follows:

(in millions)	2017	2016	Reported Change	Reported Change	Change at Constant Currency[4]	Organic Growth[1]
Segment
Bausch + Lomb/International	$1,241	$1,277	$(36)	(3)%	1%	6%
Branded Rx	636	653	(17)	(3)%	(3)%	—
U.S. Diversified Products	356	490	(134)	(27)%	(27)%	(27)%
Total Revenues	$2,233	$2,420	$(187)	(8)%	(5)%	(3)%
Bausch + Lomb/International Segment
The Bausch + Lomb/International segment revenues were $1.241 billion for the second quarter of 2017, as compared to $1.277 billion for second quarter of 2016, a decrease of $36 million, or 3%. Excluding the impact of the skincare divestiture and foreign exchange, the Bausch + Lomb/International segment organically grew1 by approximately 6% compared to the second quarter of 2016, driven by performance in China, Europe and Africa/Middle East and the Global Ophthalmology business.
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3 In March 2017, Valeant sold the CeraVe® brand, which had been reported within the Bausch + Lomb/International segment, as part of the skincare divestiture to L'Oréal.
4 To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP metric, is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Branded Rx Segment
The Branded Rx segment revenues were $636 million for the second quarter of 2017, as compared to $653 million for second quarter of 2016, a decrease of $17 million, or 3%. The decrease in sales primarily was due to lower volumes in the dermatology business and the impact of divestitures and discontinuations in the Salix business. The decline was largely offset by 13% revenue growth in the Salix business compared to the second quarter of 2016, despite the impact of the divestiture of Ruconest, and organic growth1 in the Salix business of 16% compared to the second quarter of 2016.

U.S. Diversified Products Segment
The U.S. Diversified Products segment revenues were $356 million for the second quarter of 2017, as compared to $490 million for second quarter of 2016, a decrease of $134 million, or 27%. The decline was primarily driven by decreases in volume and price attributed to the previously reported loss of exclusivity for a basket of products.

Operating Income
Operating income was $175 million for the second quarter of 2017 as compared to $81 million for the second quarter of 2016, an increase of $94 million. The increase in operating income primarily reflects lower asset impairments and amortization charges partially offset by a decrease in contribution margin as a result of the decline in product sales from existing businesses.

Net loss for the three months ended June 30, 2017 was $38 million, as compared to $302 million for the same period in 2016, an improvement of $264 million. The decrease in net loss primarily reflects the increase in recovery for income taxes, increase in operating income and the net change in foreign exchange.

Cash provided by operating activities was $268 million for the second quarter of 2017. Cash flows from operations were negatively affected by $190 million of net payments made in resolution of the Salix securities class action litigation.5 Excluding these payments, the Company generated a normalized cash flow of $458 million.

GAAP Earnings Per Share (EPS) Diluted - for the second quarter of 2017 came in at $(0.11) as compared to $(0.88) in the second quarter of 2016.
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5 On Feb. 8, 2017, the Company agreed to settle the Salix securities class action litigation for $210 million. The settlement has been approved by the court. Reflective of insurance refunds received as of June 30, 2017, the Company made $190 million in net payments during the second quarter of 2017. The Company expects to receive a total of $60 million of insurance refund proceeds related to this matter.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) was $951 million for the second quarter of 2017, as compared to $1.087 billion for the second quarter of 2016, a decrease of $136 million, primarily due to lower revenues attributed to the previously reported loss of exclusivity for a basket of products, divestitures and discontinuations, and declines in our dermatology business, partially offset by strong organic growth1 in the Bausch + Lomb/International segment and the Salix business. Adjusted EBITDA grew by 10% sequentially versus the prior quarter.

2017 Guidance
Valeant has updated guidance for 2017, as follows:

•	Full-Year Revenues in the range of $8.70 - $8.90 billion from $8.90 - $9.10 billion

The Company confirms we will maintain our full-year Adjusted EBITDA (non-GAAP) guidance range of $3.60 - $3.75 billion despite the impact of divestitures that have closed in 2017.

This updated guidance reflects the impact of the sale of the CeraVe®, AcneFree™ and AMBI® skincare brands and the sale of Dendreon Pharmaceuticals LLC. This guidance does not reflect the impact of the sales of the iNova Pharmaceuticals and Obagi Medical Products businesses, which are both expected to close in the second half of the year.

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

Additional Highlights

•	Valeant’s cash, cash equivalents and restricted cash were $2.025 billion at June 30, 2017

•	The Company’s availability under the Revolving Credit Facility was approximately $930 million at June 30, 2017

•	Valeant’s corporate credit ratings remained unchanged during the second quarter of 2017

•	John Paulson, president of Paulson & Co., Inc., a New York-based investment firm, joined the Company’s Board of Directors

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Conference Call Details

Date:	Tuesday, Aug. 8, 2017
Time:	8:00 a.m. EDT
Webcast:	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in:	(877) 876-8393 (North America)
(443) 961-0178 (International)
Participant Passcode:	35736021
Replay Dial-in:	(855) 859-2056 (North America)
(404) 537-3406 (International)
Replay Passcode:	31833 (replay available until Oct. 8, 2017)

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements
This press release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding Valeant's future prospects and performance (including the Company’s updated 2017 full-year guidance), the expected date for the completion of the redemption of certain of the Company’s senior notes and the anticipated impact of such redemption, the Company’s expectations with respect to debt paydown, the anticipated timing of the closing of the divestitures of the iNova Pharmaceuticals and Obagi Medical Products businesses and the Company’s plans and expectations for 2017. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These forward-looking statements, including the Company’s updated full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in the Company's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements (including the Company’s 2017 full-year guidance), including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements, and additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
Recent Evaluation of Financial Performance Measures
Recently, the Company’s new management team undertook an evaluation of how it would measure the financial performance of the Company going forward. In evaluating its financial performance measures, the Company considered its recent changes to its strategy (which included a transition away from growth by acquisition with a greater focus on R&D activity, strengthening of the balance sheet through the paydown of debt and rationalization of the product portfolio through divestitures of non-core assets) and sought to identify performance measures that best reflect the Company’s current business operations, strategy and goals. As a result of that evaluation, new management identified the following primary financial performance measures for the Company: GAAP Revenues (measure for both guidance and actual results), GAAP Net Income (measure for actual results), Adjusted EBITDA (non-GAAP) (measure for both guidance and actual results) and GAAP Cash Flow from Operations (measure for actual results). These measures were selected as the Company believes that these measures most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. For example, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance, while GAAP Revenue focuses management on the overall growth of the business.

In addition, in connection with this evaluation of financial performance measures, the Company assessed the methodology with which it was calculating non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. For example, commencing with the first quarter of 2017, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions.

The Company began to use these new non-GAAP measures, and the new methodologies used to calculate these non-GAAP measures, commencing with the first quarter of 2017. For the purposes of the Company’s actual results for the first half and second quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measures using the new methodologies, to allow investors and readers to evaluate the non-GAAP measures (such as Adjusted EBITDA) on the same basis for the periods presented.

Use of Non-GAAP Generally
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted EBITDA (non-GAAP), (ii) Adjusted Net Income (non-GAAP) and (iii) organic growth. These measures do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar non-GAAP measures. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as a non-GAAP adjustment to calculate projected GAAP net income (loss). However, because other deductions (e.g., restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amounts of these deductions may be material and, therefore, could result in GAAP net income (loss) being materially different from (including materially less than) projected Adjusted EBITDA (non-GAAP).

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. The Company has historically used Adjusted EBITDA to evaluate current performance. As indicated above, following an evaluation of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that it is now using to evaluate the Company’s financial performance. One of those measures is Adjusted EBITDA (non-GAAP), which the Company uses for both actual results and guidance purposes. As described above, management of the Company believes that Adjusted EBITDA (non-GAAP), along with the other new measures, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives, especially in light of the Company’s new strategies. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company is now using Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

factors. In addition, commencing in 2017, cash bonuses for the Company’s executive officers and other key employees will be based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA reflect adjustments based on the following items:

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Share-based Compensation: The Company excludes the impact of costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•
Acquisition- related adjustments excluding amortization of intangible assets and depreciation expense: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with Philidor Rx Services, LLC (“Philidor”). In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Finally, to the extent not already adjusted for above, Adjusted EBITDA (non-GAAP) reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first quarter actual results of 2017, there are certain differences in the calculation of Adjusted EBITDA (non-GAAP) between the current presentation and the historic presentation. In particular, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions. For the purposes of the Company’s actual results for the first half and second quarter of 2016, the Company has calculated and presented

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as Adjusted EBITDA) on the same basis for the periods presented.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

Adjusted Net Income (Loss) (non-GAAP)
Historically, management has used adjusted net income (loss) (non-GAAP) (the most directly comparable GAAP financial measure for which is GAAP net income (loss)) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it was management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. It was management belief that this measure was also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management had used to evaluate past performance and prospects for future performance. Accordingly, it was the Company’s belief that adjusted net income (loss) (non-GAAP) was useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income was significantly lower than our adjusted net income (non-GAAP). As indicated above, following an assessment of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that will be used to assess Company financial performance going forward. As a result, the Company no longer uses or relies on adjusted net income (loss) (non-GAAP) in assessing the financial performance of the Company. However, a reconciliation of GAAP net income (loss) to adjusted net income (loss) (non-GAAP) is presented in the tables below for the information of readers to provide readers comparable information for prior periods.

Adjusted net income (non-GAAP) reflects adjustments based on the following items:

•
Acquisition- related adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will

11 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters,

12 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with Philidor. In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•	Tax: The Company has included the tax impact of the non-GAAP adjustments using an annualized effective tax rate.

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first-quarter results of 2017, there are certain differences in the calculation of adjusted net income (loss) (non-GAAP) between the current presentation and the historic presentation. In particular, adjusted net income (loss) (non-GAAP) no longer includes Foreign exchange gain/loss arising from intercompany transactions and amortization of deferred financing costs and debt discounts In addition, as of the third quarter of 2016, adjusted net income (loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. For the purposes of the Company’s actual results for the first half and second quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as adjusted net income (loss)) on the same basis for the periods presented.

Organic Growth
Organic Growth is growth in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Organic growth provides growth rates for businesses that have been owned for one or more years. The Company uses organic revenue and organic growth to assess performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as it provides a supplemental period-to-period comparison.

Organic Growth reflects adjustments based on the following items:

13 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

•
Foreign Exchange: To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

•	Acquisitions, Divestitures and Discontinuations: The Company has excluded revenue from businesses and products that have been acquired within the last year and that have been sold or discontinued.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

FINANCIAL TABLES FOLLOW

14 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.				Table 1
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Product sales	$2,200	$2,389	$4,276	$4,725
Other revenues	33	31	66	67
Total revenues	2,233	2,420	4,342	4,792
Cost of goods sold (excluding amortization and impairments of intangible assets)	635	648	1,219	1,268
Cost of other revenues	11	10	23	20
Selling, general and administrative	659	671	1,320	1,484
Research and development	94	124	190	227
Amortization of intangible assets	623	673	1,258	1,351
Asset impairments	85	230	223	246
Restructuring and integration costs	18	20	36	58
Acquired in-process research and development costs	1	2	5	3
Acquisition-related contingent consideration	(49)	7	(59)	9
Other income	(19)	(46)	(259)	(21)
	2,058	2,339	3,956	4,645
Operating income	175	81	386	147
Interest expense, net	(456)	(470)	(927)	(896)
Loss on extinguishment of debt	—	—	(64)	—
Foreign exchange and other	39	12	68	6
Loss before recovery for income taxes	(242)	(377)	(537)	(743)
Recovery of income taxes	(205)	(73)	(1,129)	(66)
Net (loss) income	(37)	(304)	592	(677)
Less: Net income (loss) attributable to noncontrolling interest	1	(2)	2	(1)
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(38)	$(302)	$590	$(676)

15 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.				Table 2
Reconciliation of GAAP Net Income to Adjusted Net Income (non-GAAP)
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(38)	$(302)	$590	$(676)
Non-GAAP adjustments: (a)
Acquisition-related adjustments excluding amortization of intangible assets (b) (d)	(49)	19	(59)	53
Amortization of intangible assets	623	673	1,258	1,351
Restructuring and integration costs	18	20	36	58
Acquired in-process research and development costs	1	2	5	3
Asset impairments	85	230	223	246
Other non-GAAP charges (c) (d)	(6)	(17)	(236)	85
Amortization of deferred financing costs and debt discounts	—	36	—	57
Loss on extinguishment of debt	—	—	64	—
Foreign exchange and other (d)	—	(13)	—	(15)
Tax effect of non-GAAP adjustments	(272)	(161)	(1,246)	(232)
Total non-GAAP adjustments	400	789	45	1,606
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (As Reported) (d)	$362	$487	$635	$930
Depreciation resulting from a PP&E step-up resulting from acquisitions		(5)		(8)
Previously accelerated vesting of certain share-based equity adjustments		1		(23)
Foreign exchange loss/gain on intercompany transactions		13		15
Amortization of deferred financing costs and debt discounts		(36)		(57)
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (Revised basis) (e)	$362	$460	$635	$857

(a) The components of (and further details respecting) each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) Due to the nature of Acquisition-related adjustments excluding amortization of intangible assets, the components of this non-GAAP adjustment are reflected in various financial statement line items, as follows: Cost of goods sold, Selling, general and administrative, Research and development, and Acquisition-related contingent consideration.

(c) Due to the nature of Other non-GAAP charges, the components of this non-GAAP adjustment are reflected in various financial statement line items, as follows: Product Sales, Cost of goods sold, Selling, general and administrative, Research and development, and Other expense.

(d) This subtotal reflects the Adjusted Net income(loss) (non-GAAP) reported by the Company for the three and six months ended June 30, 2016 using the methodology for calculating Adjusted Net Income(loss) (non-GAAP) as of that date.

(e) As of the third quarter of 2016, Adjusted net income(loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity adjustments was a component of Other non-GAAP charges. As of the first quarter of 2017, Adjusted net income(loss) (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income(loss) (non-GAAP) on the same basis for the periods presented, these adjustments have been removed from the results for the three months and six months ended June 30, 2016.

16 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.				Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Total Revenues reconciliation:
GAAP Revenues	$2,233	$2,420	$4,342	$4,792
Philidor Rx Services, LLC sales through deconsolidation as of January 31, 2016 (a)	—	—	—	(2)
Adjusted revenues (non-GAAP)	$2,233	$2,420	$4,342	$4,790
Cost of goods sold and other revenues reconciliation:
GAAP cost of goods sold and Cost of Other revenues	$646	$658	$1,242	$1,288
% of GAAP total revenues	29%	27%	29%	27%
Fair value inventory step-up resulting from acquisitions (b) (k)	—	(7)	—	(36)
Depreciation resulting from a PP&E step-up resulting from acquisitions (b) (k)	—	(3)	—	(6)
Integration related inventory and technology transfer costs (a)	—	(6)	—	(9)
Adjusted cost of goods and Cost of Other revenues (non-GAAP) (k)	$646	$642	$1,242	$1,237
% of Non-GAAP total revenues	29%	27%	29%	26%
Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$659	$671	$1,320	$1,484
% of GAAP total revenues	30%	28%	30%	31%
Depreciation resulting from a PP&E step-up resulting from acquisitions (b) (k)	—	—	—	(8)
CEO termination costs (a)	—	—	—	(35)
Legal and other professional fees (a) (j)	(13)	(9)	(23)	(38)
Philidor Rx Services, LLC expenses through deconsolidation as of January 31, 2016 (a)	—	—	—	(5)
Previously accelerated vesting of certain share-based equity instruments (a) (k)	—	1	—	2
Adjusted selling, general and administrative (non-GAAP) (k)	$646	$663	$1,297	$1,400
% of Non-GAAP total revenues	29%	27%	30%	29%
Research and development reconciliation:
GAAP research and development	$94	$124	$190	$227
% of GAAP total revenues	4%	5%	4%	5%
Depreciation resulting from a PP&E step-up resulting from acquisitions (b) (k)	—	(1)	—	(1)
Settlement of certain disputed invoices related to transition services (a)	—	(16)	—	(16)
Adjusted research and development (non-GAAP)	$94	$107	$190	$210

17 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

% of Non-GAAP total revenues	4%	4%	4%	4%
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$623	$673	$1,258	$1,351
Amortization of intangible assets (c)	(623)	(673)	(1,258)	(1,351)
Adjusted Amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Restructuring and integration costs reconciliation:
GAAP Restructuring and integration costs (See Table 4.2)	$18	$20	$36	$58
Restructuring and integration costs (d)	(18)	(20)	(36)	(58)
Adjusted Restructuring and integration costs (non-GAAP)	$—	$—	$—	$—
Acquired in-process research and development costs reconciliation:
GAAP Acquired in-process research and development costs	$1	$2	$5	$3
Acquired in-process research and development costs (e)	(1)	(2)	(5)	(3)
Adjusted Acquired in-process research and development costs (non-GAAP)	$—	$—	$—	$—
Asset Impairments reconciliation:
GAAP Asset Impairments	$85	$230	$223	$246
Asset Impairments (l)	(85)	(230)	(223)	(246)
Adjusted Asset Impairments (non-GAAP)	$—	$—	$—	$—
Acquisition-related contingent consideration reconciliation:
GAAP acquisition-related contingent consideration	$(49)	$7	$(59)	$9
Acquisition-related contingent consideration (b)	49	(7)	59	(9)
Adjusted acquisition-related contingent consideration (non-GAAP)	$—	$—	$—	$—
Other (income) expense reconciliation:
GAAP other income	$(19)	$(46)	$(259)	$(21)
Legal settlements and related fees (a)	(31)	35	(108)	33
Net gain/(loss) on sale of assets (a)	50	11	367	9
Acquisition related transaction costs (a) (k)	—	—	—	(2)
Other (primarily loss recognized upon deconsolidation of Philidor Rx Services, LLC as of January 31, 2016) (a)	—	—	—	(19)
Adjusted other (income) expense (non-GAAP)	$—	$—	$—	$—
Interest expense, net reconciliation:
GAAP interest expense, net	$(456)	$(470)	$(927)	$(896)
Amortization of debt discounts (f) (k)	—	30	—	48
Amortization of deferred financing costs (f) (k)	—	4	—	6
Write-down of deferred financing costs (f) (k)	—	2	—	3
Adjusted interest expense, net (non-GAAP)	$(456)	$(434)	$(927)	$(839)
Loss on extinguishment of debt reconciliation:
GAAP loss on extinguishment of debt	$—	$—	$(64)	$—
Loss on extinguishment of debt (g)	—	—	64	—
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—	$—	$—

18 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Foreign exchange and other reconciliation:
GAAP foreign exchange and other	$39	$12	$68	$6
Foreign exchange loss/gain on intercompany transactions (h) (k)	—	(13)	—	(15)
Adjusted foreign exchange and other (non-GAAP)	$39	$(1)	$68	$(9)
Provision for (recovery of) income taxes reconciliation:
GAAP Recovery of income taxes	$(205)	$(73)	$(1,129)	$(66)
Effective GAAP tax rate	85%	19%	210%	9%
Tax effect of non-GAAP adjustments (i)	272	161	1,246	232
Adjusted Provision for income taxes (non-GAAP)	$67	$88	$117	$166
Effective Non-GAAP tax rate	16%	15%	16%	15%

(a) Represents a component of the non-GAAP adjustment of “Other non-GAAP charges” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(b) Represents a component of the non-GAAP adjustment of “Acquisition-related adjustments excluding amortization of intangible assets” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.

(c) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Restructuring and Integration costs” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(f) Represents a component of the non-GAAP adjustment of “Amortization of deferred financing costs and debt discounts” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.

(g) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(h) Represents a component of the non-GAAP adjustment of “Foreign exchange and other” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(i) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(j) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices for the three months and six months ended June 30, 2016 and June 30, 2017.

(k) As of the third quarter of 2016, Adjusted net income(loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity adjustments was a component of Other non-GAAP charges. As of the first quarter of 2017, Adjusted net income(loss) (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income(loss) (non-GAAP) on the same basis for the periods presented, these adjustments have been removed from the results for the three months and six months ended June 30, 2016. See reconciliation on Table 2.

(l) Represents the sole component of the non-GAAP adjustment of “Asset Impairments” (see Table 2). Asset impairments were $85 million and $230 million for the three months ended June 30, 2017 and 2016, respectively, a decrease of $145 million. We continue to critically evaluate our businesses and product portfolios and as a result identified assets that are not aligned with our core objectives. Asset impairments for the three months ended June 30, 2017 includes (i) impairments of $44 million, in aggregate, to certain product/patent assets associated with the discontinuance of specific product lines not aligned with the focus of the Company's core business, (ii) an impairment of $17 million reflecting a decrease in forecasted sales for a specific product line and (iii) impairments of $16 million to assets reclassified as held for sale. Asset impairments for the three months ended June 30, 2016 includes an impairment loss of $199 million associated with the Ruconest® business which was reclassified as held for sale as of June 30, 2016.

19 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.				Table 2b
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP)
For the Three and Six Months Ended June 30, 2017 and 2016
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(38)	$(302)	$590	$(676)
Interest expense, net	456	470	927	896
Recovery of income taxes	(205)	(73)	(1,129)	(66)
Depreciation and amortization	666	720	1,340	1,451
EBITDA	$879	$815	$1,728	$1,605
Adjustments:
Restructuring and integration costs	18	20	36	58
Acquired in-process research and development costs	1	2	5	3
Asset impairments (d)	85	230	223	246
Share-based compensation	23	33	51	97
Acquisition-related adjustments excluding amortization of intangible assets, net of depreciation expense	(49)	14	(59)	45
Loss on extinguishment of debt	—	—	64	—
Foreign exchange and other	—	(13)	—	(15)
Other non-GAAP charges (a)	(6)	(14)	(236)	56
Adjusted EBITDA (non-GAAP) (As Reported) (e)	$951	$1,087	$1,812	$2,095
Foreign exchange loss/gain on intercompany transactions		13		15
Adjusted EBITDA (non-GAAP) (Revised basis) (f)	$951	$1,100	$1,812	$2,110

(a) Other non-GAAP charges include:	$(6)	$(14)	$(236)	$56
Integration related inventory and technology transfer costs	—	6	—	9
CEO termination costs (cash severance payment)	—	—	—	10
Legal and other professional fees (b)	13	9	23	38
Settlement of certain disputed invoices related to transition services	—	16	—	16
Litigation and other matters	31	(35)	108	(33)
Net (gain)/loss on sale of assets (c)	(50)	(11)	(367)	(9)
Acquisition related transaction costs	—	—	—	2
Philidor Rx Services, LLC net loss through deconsolidation as of January 31, 2016	—	—	—	3
Other	—	1	—	20

(b) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

(c) For the three months and six months ended June 30, 2017, Net (gain)/loss on sale of assets of $50M and $367 million respectively were primarily due to $73M gain on the Oncology sale and $319 million gain on the Skincare sale.

(d) Asset impairments were $85 million and $230 million for the three months ended June 30, 2017 and 2016, respectively, a decrease of $145 million. We continue to critically evaluate our businesses and product portfolios and as a result identified assets that are not aligned with our core objectives. Asset impairments for the three months ended June 30, 2017 includes (i) impairments of $44 million, in aggregate, to certain product/patent assets associated with the discontinuance of specific product lines not aligned with the focus of the Company's core business, (ii) an impairment of $17 million reflecting a decrease in forecasted sales for a specific product line and (iii) impairments of $16 million to assets reclassified as held for sale. Asset impairments for the three months ended June 30, 2016 includes an impairment loss of $199 million associated with the Ruconest® business which was reclassified as held for sale as of June 30, 2016.

20 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

(e) This subtotal reflects the Adjusted EBITDA (non-GAAP) reported by the Company for the three months and six months ended June 30, 2016 using the methodology for calculating Adjusted EBITDA (non-GAAP) as of that date.

(f) As of the first quarter of 2017, non-GAAP adjustments no longer include adjustments for Foreign exchange gain/loss arising from intercompany transactions. For the purpose of allowing investors to evaluate Adjusted EBITDA on the same basis for the periods presented, this adjustment has been removed from the results for the three months and six months ended June 30, 2016.

21 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.							Table 3
Organic Growth (non-GAAP) - by Segment
For the Three and Six Months Ended June 30, 2017 and 2016

	As reported
	For the Three Months Ended June 30,
(In millions)	(1) Q2 2017	(2) Q2 2016	(3) Currency impact (a)	(4) 2017 excluding currency impact (b)	(5) % Change	(6) Divestitures / Discontinuations	Organic Growth 4/(2-6) (c)
Global Vision Care	$187	$196	$(3)	$190	(3)%	$3	(2)%
Global Surgical	178	180	(3)	181	1%	—	1%
Global Consumer Products	379	410	(1)	380	(7)%	40	3%
Global Ophthalmology Rx	167	162	(2)	169	4%	—	4%
International	330	329	(45)	375	14%	8	17%
Other revenue	—	—	—	—	—%	—	—%
Bausch + Lomb / International (d)	1,241	1,277	(54)	1,295	1%	51	6%
Salix (GI)	387	341	—	387	13%	8	16%
Dermatology	130	188	—	130	(31)%	—	(31)%
Dendreon	83	77	—	83	8%	5	15%
Dentistry	35	45	—	35	(22)%	1	(20)%
Other revenue	1	2	—	1	(50)%	—	(50)%
Branded Rx	636	653	—	636	(3)%	14	—%
Neuro	248	344	—	248	(28)%	—	(28)%
Generics	82	122	—	82	(33)%	—	(33)%
Solta	9	6	—	9	50%	—	50%
Obagi	16	14	—	16	14%	—	14%
Other revenue	1	4	—	1	(75)%	4	100%
U.S. Diversified Products	356	490	—	356	(27)%	4	(27)%
Total revenues	$2,233	$2,420	$(54)	$2,287	(5)%	$69	(3)%

	As reported
	For the Six Months Ended June 30,
(In millions)	(1) Q2 2017	(2) Q2 2016	(3) Currency impact (a)	(4) 2017 excluding currency impact (b)	(5) % Change	(6) Divestitures / Discontinuations	Organic Growth 4/(2-6) (c)
Global Vision Care	$357	$368	$(4)	$361	(2)%	$5	(1)%
Global Surgical	335	348	(7)	342	(2)%	—	(2)%

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Global Consumer Products	754	778	1	753	(3)%	54	4%
Global Ophthalmology RX	310	303	(4)	314	4%	1	4%
International	635	626	(81)	716	14%	12	17%
Other revenue	—	—	—	—	—%	—	—%
Bausch + Lomb / International	2,391	2,423	(95)	2,486	3%	72	6%
Salix (GI)	689	681	—	689	1%	14	3%
Dermatology	322	403	—	322	(20)%	—	(20)%
Dendreon	164	149	—	164	10%	5	14%
Dentistry	63	83	—	63	(24)%	1	(23)%
Other revenue	2	2	—	2	—%	—	—%
Branded Rx	1,240	1,318	—	1,240	(6)%	20	(4)%
Neuro	491	766	—	491	(36)%	—	(36)%
Generics	167	242	—	167	(31)%	—	(31)%
Solta	17	12	—	17	42%	—	42%
Obagi	33	24	—	33	38%	—	38%
Other revenue	3	7	—	3	(57)%	4	—%
U.S. Diversified Products	711	1,051	—	711	(32)%	4	(32)%
Total revenues	$4,342	$4,792	$(95)	$4,437	(7)%	$96	(6)%

(a) Currency impact for constant currency sales is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

(b) To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.

(c) Organic Growth Definitions: This measure provides growth rates for businesses that have been owned for one year or more.
((Current Year Total sales – acquisitions within the last year - YoY FX impact)- (Prior Year Total sales – divestitures & discontinuations))/( Prior Year Total sales – divestitures & discontinuations)
(d) Includes China and Europe, Africa/Middle East Organic Growth:
(In millions)	(1) Q2 2017	(2) Q2 2016	(3) Currency impact (a)	(4) 2017 excluding currency impact (b)	(5) % Change	(6) Divestitures / Discontinuations	Organic Growth 4/(2-6) (c)
China	81	78	(4)	85	9%	—	9%
Europe, Africa/Middle East	459	457	(47)	506	11%	2	11%

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Valeant Pharmaceuticals International, Inc.		Table 4
Consolidated Balance Sheet and Other Data
(unaudited)
(In millions)

	As of June 30, 2017	As of December 31, 2016
Cash
Cash and cash equivalents	$1,214	$542
Restricted cash	811	—
Cash, cash equivalents and restricted cash	$2,025	$542
Debt
Revolving Credit Facility	525	875
Series A-3 Tranche A Term Loan Facility	—	1,016
Series A-4 Tranche A Term Loan Facility	—	658
Series D-2 Tranche B Term Loan Facility	—	1,048
Series C-2 Tranche B Term Loan Facility	—	805
Series E-1 Tranche B Term Loan Facility	—	2,429
Series F Tranche B Term Loan Facility	6,472	3,815
Senior Notes	21,450	19,188
Other	14	12
Total long-term debt	28,461	29,846
Less: current portion	(813)	(1)
Non-current portion of long-term debt	$27,648	$29,845

	Three Months Ended
	June 30,
GAAP Cash Flow	2017	2016
Cash provided by operating activities	$268	$448

Restructuring and integration costs
	Three Months Ended
	June 30, 2017
by project type	Cash Paid	Expense
Restructuring initiatives	$15	$7
Salix Pharmaceuticals, Ltd.	2	5
Other	4	6
Total	$21	$18

by expense type	Cash Paid	Expense
Consulting, duplicative labor, transition services, and other	$13	$3
Severance payments	3	4

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Facility closure costs	5	11
Total	$21	$18

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